Exhibit 99.1

Landmark Infrastructure Partners LP Announces 8th Acquisition of Real Property Interests from Sponsor, Landmark Dividend LLC; Tenant Sites Have More than Doubled Since IPO

El Segundo, California, December 21, 2015 (GLOBE NEWSWIRE) — Landmark Infrastructure Partners LP (the “Partnership”) (NASDAQ: LMRK) today announced that it has acquired 41 tenant sites located in 12 states from its sponsor, Landmark Dividend LLC (“Landmark”), for total consideration of $24.2 million. This acquisition is expected to be immediately accretive to the Partnership’s distributable cash flow.

The Partnership’s Chief Executive Officer, Tim Brazy, said, “We are very excited to announce the Partnership’s eighth acquisition from Landmark this year.  Since the beginning of the year, we have acquired 761 tenant sites for total consideration of approximately $270 million, achieving significant milestones since our initial public offering in November 2014 and more than doubling the size of the Partnership’s tenant site portfolio.”

Highlights of the transaction:

•                  The assets acquired by the Partnership consist of 23 wireless communication, 16 outdoor advertising and 2 renewable power generation sites;

•                  The wireless communication, outdoor advertising and renewable power generation assets are expected to contribute approximately 47%, 37% and 16%, respectively, of the total forecasted annual rents;

•                  The portfolio is 100% occupied and includes: (i) 82% of annual rents from Tier 1 tenants (large, publicly-traded companies with national footprints); (ii) an average annual escalator of 1.9%; and (iii) average remaining real property interest and lease terms of 89 years and 21 years (including remaining renewal options), respectively;

•                  The assets being acquired are not part of the assets subject to the Partnership’s right of first offer (ROFO) with affiliates of Landmark.  Currently, the Partnership has a right of first offer on approximately 680 assets with Landmark affiliates;

•                  The Partnership is acquiring the assets with borrowings under its existing revolving credit facility.

The terms of the acquisition were approved by the Board of Directors of the General Partner of the Partnership, based on the approval and recommendation of the Conflicts Committee, which is comprised entirely of independent directors.  The Conflicts Committee was advised by Duff & Phelps Corporation, its financial advisor, and Akin Gump Straus Hauer & Feld LLP, its legal counsel.

About Landmark Infrastructure Partners LP

The Partnership is a growth-oriented master limited partnership formed to acquire, own and manage a portfolio of real property interests that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.  Headquartered in El Segundo, California, the Partnership’s real property interests consist of a diversified portfolio of long-term and perpetual easements, tenant lease assignments and fee simple properties located in 49 states and the District of Columbia, entitling the Partnership to rental payments from leases on more than 1,400 tenant sites.

Cautionary Note Regarding Forward Looking Statements

Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws.  Statements that do not relate strictly to historical or current facts are forward-looking.  These statements contain words such as “possible,” “if,” “will,” “expect” and “assuming” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant. These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including historical operating trends made by the management of the Partnership. Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results. Examples of forward-looking statements in this press release include the discussion of the expected accretion associated with the dropdown transactions, average annual escalators and potential acquisitions from our sponsor.  For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section contained in the Partnership’s filings with the U.S. Securities and Exchange Commission, including the Partnership’s annual report on Form 10-K for the year ended December 31, 2014.  Any forward-looking statements in this press release are made as of the date of this press release, and the Partnership undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or of which the Partnership becomes aware, after the date hereof, unless required by law.

CONTACT:                               Marcelo Choi

Vice President, Investor Relations

(310) 598-3173

ir@landmarkmlp.com